Supplemental Financial Information Fourth Quarter 2021 investors.ironmountain.com

Table of Contents Section I - Q4 Earnings Press Release 3 Q4 2021 Earnings Press Release Section II - Company Profile 6 Section III - Financial Highlights Financial and Operating Highlights 7 Organic Revenue Growth 8 Section IV - Operational Metrics Worldwide Storage Volume 9 Quarterly Operating Performance 10 Full Year Operating Performance 11 Section V - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 12 Consolidated Statements of Operations 13 Consolidated Statements of Operations Full Year 14 Reconciliation of Net Income (Loss) to Adjusted EBITDA 15 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 16 Reconciliation of Net Income (Loss) to FFO and AFFO 17 Reconciliation of Net Income (Loss) to FFO and AFFO Full Year 19 Section VI - Storage and Service Reconciliation Storage and Service Business Detail 21 Storage and Service Business Detail Full Year 22 Section VII - Real Estate Metrics 23 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VIII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 24 Data Center Operating Portfolio 25 Data Center Expansion and Development Activity 26 Section IX - Capitalization and Debt Maturity Profile 27 Capitalization Debt Maturity Profile Section X - Capital Expenditures and Acquisitions Capital Expenditures and Investments 28 Business and Customer Acquisitions 29 Section XI - Appendix and Definitions 31 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2021 unless noted Unaudited investors.ironmountain.com Q4 2021 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

Iron Mountain Reports Fourth Quarter and Full Year 2021 Results

-- Full Year Net Income increases 32%; Achieves record quarterly and annual Revenue, AFFO and Adjusted EBITDA --

-- Issues Full Year 2022 Guidance; Growth at midpoint of 16% Revenue and 12% Adjusted EBITDA --

BOSTON – February 24, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the fourth quarter and full year 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to have delivered exceptional performance in the fourth quarter, marking a record year both in terms of revenue and profitability - in spite of COVID still impacting some of our traditional services. This record result is reflective of our expanding and broad offerings, continued resiliency in our storage businesses, deep customer relationships, and strength of our team," said William L. Meaney, President and CEO of Iron Mountain. "Despite the challenges associated with the pandemic, our Mountaineers around the world have continued to put our customers first. This customer-first mindset has delivered accelerated growth for our company as a result of solving more and more of our customers' critical issues linked to their digital transformation and asset protection initiatives. As we look ahead, we have never been more confident in our ability to continue to create meaningful value for our customers and our shareholders."

Financial Performance Highlights for the Fourth Quarter and Full Year 2021

($ in millions, except per share data)

	Three Months Ended			Full Year Ended		
	12/31/21	12/31/20	Y/Y % Change	12/31/21	12/31/20	Y/Y % Change
Storage Rental Revenue	$725	$697	4%	$2,870	$2,754	4%
Service Revenue	$434	$362	20%	$1,621	$1,393	16%
Total Revenue	**$1,160**	**$1,060**	**9%**	**$4,492**	**$4,147**	**8%**
Net Income (Loss)	$61	$247	(75)%	$453	$343	32%
Adjusted EBITDA	$431	$374	15%	$1,635	$1,476	11%
Adjusted EBITDA Margin	*37.1%*	*35.3%*	*+180 bps*	*36.4%*	*35.6%*	*+80 bps*
AFFO	$267	$191	40%	$1,012	$888	14%
AFFO per share	$0.92	$0.66	39%	$3.48	$3.07	13%

- Total reported Revenues for the fourth quarter were $1.16 billion, compared with $1.06 billion in the fourth quarter of 2020, an increase of 9.4%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 9.9% compared to the prior year, driven by a 20.4% increase in Service revenue, while Storage rental revenue increased 4.5%. For the full year, total reported Revenues increased 8.3%, or 6.8%, excluding the impact of FX.
- Net Income for the fourth quarter was $61.5 million compared with $246.8 million in the fourth quarter of 2020. The following items were included in Net Income:
    - Restructuring Charges of $76.7 million associated with the implementation of Project Summit in the fourth quarter of 2021 compared to $65.7 million in the fourth quarter of 2020.
    - Gain on Disposal/Write-Down of PP&E, Net of $37.7 million in the fourth quarter of 2021 compared to $285.4 million in the fourth quarter of 2020, primarily related to the company's capital recycling program.
- For the full year, Net Income was $452.7 million, compared with $343.1 million in 2020. The following items were included in the full year ended 2021 and 2020, respectively:
    - Restructuring Charges of $206.4 million compared to $194.4 million.
    - Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
    - Gain on Disposal/Write-Down of PP&E, Net of $172.0 million compared to $363.5 million, primarily related to the company's capital recycling program.
    - Other Income, Net of $192.8 million, primarily related to a gain on sale from the divestment of the company's Intellectual Property Management business, compared to Other Expense, Net of $143.5 million, primarily related to a debt extinguishment charge and foreign currency translation losses.

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IRON MOUNTAIN
Section I - Q4 Earnings Press Release

- Adjusted EBITDA for the fourth quarter was $430.7 million, compared with $374.2 million in the fourth quarter of 2020, an increase of 15.1%. On a constant currency basis, Adjusted EBITDA increased by 15.4%, driven by the strong increase in Service revenue and benefits from Project Summit. For the full year, Adjusted EBITDA was $1.635 billion, compared with $1.476 billion in full year 2020, an increase of 10.8%. On a constant currency basis, Adjusted EBITDA increased 9.1%.
- Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated for the fourth quarter was $0.21, compared with $0.86 in the fourth quarter of 2020. For the full year, Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated was $1.55, compared with $1.19 in full year 2020.
- Adjusted EPS for the fourth quarter was $0.43, compared with $0.29 in the fourth quarter of 2020. Adjusted EPS reflects a structural tax rate of 17.7% and 15.1%, in the fourth quarters of 2021 and 2020, respectively. For the full year, Adjusted EPS was $1.51, compared with $1.19 in full year 2020.
- FFO (Normalized) per share was $0.74 for the fourth quarter, compared with $0.60 in the fourth quarter of 2020, an increase of 23.3%. For the full year, FFO (Normalized) per share was $2.76, compared with $2.42 in full year 2020, an increase of 14.0%.
- AFFO was $267.0 million for the fourth quarter, compared with $190.8 million in the fourth quarter of 2020, an increase of 40.0%, driven by improved EBITDA in 2021 and higher levels of recurring capital spend in the fourth quarter of 2020 as the Company caught up on delayed activities due to the pandemic. For the full year, AFFO was $1.012 billion, compared with $887.5 million in full year 2020, an increase of 14.0%.
- AFFO per share was $0.92 for the fourth quarter, compared with $0.66 in the fourth quarter of 2020, an increase of 38.7%, driven by improved EBITDA in 2021 and higher levels of recurring capital spend in the fourth quarter of 2020 as the Company caught up on delayed activities due to the pandemic. For the full year, AFFO per share was $3.48, compared with $3.07 in full year 2020, an increase of 13.4%.
- Global RIM business revenue increased 8.1% in the fourth quarter, or an 8.6% increase compared to the fourth quarter of 2020, excluding the impact of FX. For the full year, total revenue increased 7.5%, or 5.9%, excluding the impact of FX. Global RIM Adjusted EBITDA margin increased 160 basis points in the fourth quarter and 100 basis points for the full year as compared to 2020. Improved profitability was driven by revenue management, productivity and record volume levels.
- Global Data Center business revenue increased 24.7% in the fourth quarter, or a 25.3% increase compared to the fourth quarter of 2020, excluding the impact of FX. For the full year, total revenue increased 17.0%, or 16.2%, excluding the impact of FX. Iron Mountain executed 27 megawatts of new and expansion leases in the fourth quarter, bringing total new and expansion leasing activity to 49 megawatts for the full year 2021.

Dividend

On February 24, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first-quarter 2022 dividend is payable on April 6, 2022, for shareholders of record on March 15, 2022.

Guidance

Iron Mountain issued full year 2022 guidance inclusive of closed transactions; details are summarized in the table below.

2022 Guidance(1)

($ in millions, except per share data)	2022 Guidance	Y/Y % Change
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this Annual Report that constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) expectations and assumptions regarding the impact of the COVID-19 (as defined below) pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (2) commitment to future dividend payments, (3) expected change in volume of records stored with us, (4) expected growth in revenue, organic revenue, including 2022 consolidated organic storage rental revenue growth rate and consolidated organic total revenue growth rate, and Adjusted EBITDA (as defined below), (5) expectations that profits will increase in our growth portfolio, including our higher-growth markets, (6) expectations related to our revenue management programs and continuous improvement initiatives, (7) expectations related to monetizing our owned industrial real estate assets as part of our capital recycling program, (8) expected ability to identify and complete acquisitions and drive returns on invested capital, (9) anticipated capital expenditures, (10) expected benefits related to Project Summit (as defined below), and (11) other forward-looking statements related to our business, results of operations and financial condition. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates”, "plans", "intends" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (iii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iv) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (v) changes in the amount of our capital expenditures; (vi) our ability to raise debt or equity capital and changes in the cost of our debt; (vii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (viii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers’ information or our internal records or information technology (“IT”) systems and the impact of such incidents on our reputation and ability to compete; (ix) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (x) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures in our adoption of new IT systems; (xv) unexpected events, including those resulting from climate change, could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption "Risk Factors" in Part I, Item 1A of this Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report. Reconciliation of Non-GAAP Measures: Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized), and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Manager, Investor Relations gillian.tiltman@ironmountain.com sarah.barry@ironmountain.com (617) 286-4881 (617) 237-6597 Section I - Q4 Earnings Press Release investors.ironmountain.com Q4 2021 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Company Profile

Facts and Figures

$4.5 Billion
Full Year 2021 Revenue

225,000+
Customer Accounts

~25,000
Employees

~1,450
Facilities Worldwide

89 million+
Pieces of Media

740+ million
Cubic Feet of Global Storage Volume

Fourth Quarter Revenue and Gross Profit Mix

Geographic Revenue Mix


5%
9%
20%
66%
North America
Latin America
Europe
Asia

Business Revenue Mix


37%
63%
Storage Rental
Service

Business Adjusted Gross Profit Mix


23%
77%
Storage Rental
Service

Product Revenue Mix


1%
7%
9%
4%
7%
10%
62%
Records Management
Data Center
Global Digital Solutions
Consumer Storage
Data Management
Adjacent Businesses
Secure Shred

RM Revenue by Vertical - Customer Mix North America


2%
16%
8%
12%
6%
3%
3%
1%
50%
Healthcare
Financial
Energy
Federal
Insurance
Business Services
Legal
Life Sciences
Other

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IRON MOUNTAIN
Section III - Financial Highlights

Financial Highlights

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Storage Rental Revenue	$725,177	$718,614	$718,272	$708,056	$697,294
Service Revenue	$434,410	$411,534	$401,484	$373,984	$362,359
Total Revenues	**$1,159,587**	**$1,130,148**	**$1,119,756**	**$1,082,040**	**$1,059,653**
Adjusted EBITDA	$430,734	$417,769	$405,631	$380,565	$374,247
Adjusted EBITDA Margin	37.1 %	37.0 %	36.2 %	35.2 %	35.3 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$61,648	$67,683	$275,285	$45,603	$247,411
Reported EPS - Fully Diluted	$0.21	$0.23	$0.95	$0.16	$0.86
Adjusted EPS	$0.43	$0.40	$0.38	$0.32	$0.29
FFO (Normalized)	$216,757	$208,836	$199,963	$181,338	$173,483
FFO (Normalized) per Share	$0.74	$0.72	$0.69	$0.63	$0.60
AFFO	$267,032	$263,484	$245,992	$235,391	$190,771
AFFO per Share	$0.92	$0.90	$0.85	$0.81	$0.66
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	71.2 %	76.8 %	80.7 %	80.1 %	80.4 %
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	291,079	289,528	289,161
Net Lease-Adjusted Leverage Ratio	5.3x	5.4x	5.3x	5.5x	5.3x

Operating Highlights

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Organic Storage Rental Revenue Growth	3.6 %	2.3 %	2.5 %	1.7 %	1.7 %
Organic Service Revenue Growth	17.6 %	17.7 %	25.5 %	(4.8)%	(12.1)%
Total Volume - Storage	743,886	744,280	733,086	728,616	726,430
Storage Facility Capacity Utilization	80.9 %	81.8 %	84.0 %	82.3 %	81.9 %
Records Management Retention Rate	94.1 %	94.4 %	94.4 %	94.4 %	93.7 %
Storage Revenue / Sq. Ft	$7.86	$7.83	$7.93	$7.88	$7.78
Storage NOI / Sq. Ft	$6.45	$6.39	$6.43	$6.33	$6.16
Data Center:					
Leasable Megawatts	176.4	156.6	144.7	136.4	129.8
Leased % - Stabilized	91.2 %	89.4 %	88.4 %	88.5 %	89.0 %
Leased % - Total	89.3 %	85.0 %	83.0 %	85.2 %	87.4 %
Kilowatts Leased - New/Expansion	27,199	8,989	3,610	9,035	7,435
Churn	0.8 %	3.9 %	1.9 %	2.3 %	3.9 %
Number of Facilities	19	19	15	15	15
Number of Markets	16	16	13	13	13

investors.ironmountain.com Q4 2021 Supplemental Financial Information 7

Organic Revenue Growth (1) Q4 2021 Q3 2021 Full Year 2021 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 4.0% 4.5% 3.6% 3.2% 2.2% 2.3% 4.2% 2.8% 2.6% Service 19.9% 20.4% 17.6% 20.9% 19.7% 17.7% 16.4% 14.7% 13.2% Total Revenues 9.4% 9.9% 8.5% 9.0% 7.9% 7.4% 8.3% 6.8% 6.1% Total Organic Revenue Growth 1.0% (7.2)% (3.4)% (3.4)% (0.6)% 9.7% 7.4% 8.5% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 (8.0)% (4.0)% 0.0% 4.0% 8.0% 12.0% Organic Storage Rental Revenue Growth 3.0% 2.3% 2.5% 1.7% 1.7% 2.5% 2.3% 3.6% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 0.0% 2.0% 4.0% 6.0% Organic Service Revenue Growth (2.3)% (23.1)% (13.5)% (12.1)% (4.8)% 25.5% 17.7% 17.6% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section III - Financial Highlights investors.ironmountain.com Q4 2021 Supplemental Financial Information 8

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 640,000 660,000 680,000 700,000 720,000 740,000 760,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Records and Information Management 712,388 712,009 711,148 708,981 708,587 710,790 720,069 718,510 Adjacent Businesses 5,938 5,906 6,534 7,077 7,335 7,683 7,961 7,934 Consumer and Other 4,308 6,495 8,967 10,373 12,694 14,613 16,250 17,442 Total 722,634 724,411 726,649 726,430 728,616 733,086 744,280 743,886 Business acquisitions during the quarter (1) 18,389 3,555 272 — — 5,020 10,743 — (1) Business acquisitions volume acquired during the quarter included in total volume. Section IV - Operational Metrics investors.ironmountain.com Q4 2021 Supplemental Financial Information 9

IRON MOUNTAIN
Section IV - Operational Metrics

Fourth Quarter 2021

	Q4 2021	Q3 2021	Q4 2020	Y/Y % Change Reported	Constant Currency	Organic Growth (1)
Global RIM Business						
Storage Rental	$622,507	$621,615	$600,419	3.7%	4.2%	2.5%
Service	397,853	373,962	343,568	15.8%	16.2%	14.7%
Total Revenues	$1,020,360	$995,577	$943,987	8.1%	8.6%	6.9%
Adjusted EBITDA	**$452,559**	**$442,798**	**$404,398**			
Adjusted EBITDA Margin	*44.4 %*	*44.5 %*	*42.8 %*			
Global Data Center Business						
Storage Rental	$78,787	$72,411	$66,872	17.8%	18.6%	14.6%
Service	11,439	16,176	5,501	107.9%	116.8%	116.8%
Total Revenues	$90,226	$88,587	$72,373	24.7%	25.3%	22.4%
Adjusted EBITDA	**$38,388**	**$35,097**	**$31,764**			
Adjusted EBITDA Margin	*42.5 %*	*39.6 %*	*43.9 %*			
Corporate and Other Business						
Storage Rental	$23,884	$24,587	$30,003	(20.4)%	(20.5)%	2.3%
Service	25,118	21,397	13,290	89.0%	91.3%	52.5%
Total Revenues	$49,001	$45,984	$43,293	13.2%	13.5%	21.3%
Adjusted EBITDA	**$(60,213)**	**$(60,126)**	**$(61,916)**			
Total Consolidated						
Storage Rental	$725,177	$718,614	$697,294	4.0%	4.5%	3.6%
Service	$434,410	411,534	362,359	19.9%	20.4%	17.6%
Total Revenues	$1,159,587	$1,130,148	$1,059,653	9.4%	9.9%	8.5%
Adjusted EBITDA	**$430,734**	**$417,769**	**$374,247**			
Adjusted EBITDA Margin	*37.1 %*	*37.0 %*	*35.3 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

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IRON MOUNTAIN
Section IV - Operational Metrics

Full Year 2021

	Full Year 2021	Full Year 2020	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business					
Storage Rental	$2,471,894	$2,373,783	4.1%	2.6%	1.9%
Service	1,504,269	1,325,497	13.5%	11.8%	11.2%
Total Revenues	$3,976,163	$3,699,280	7.5%	5.9%	5.2%
Adjusted EBITDA	**$1,734,227**	**$1,574,069**			
Adjusted EBITDA Margin	*43.6 %*	*42.6 %*			
Global Data Center Business					
Storage Rental	$289,592	$263,695	9.8%	9.0%	8.0%
Service	37,306	15,617	138.9%	137.7%	137.7%
Total Revenues	$326,898	$279,312	17.0%	16.2%	15.5%
Adjusted EBITDA	**$137,349**	**$126,576**			
Adjusted EBITDA Margin	*42.0 %*	*45.3 %*			
Corporate and Other Business					
Storage Rental	$108,633	$116,613	(6.8)%	(7.5)%	4.8%
Service	79,837	52,065	53.3%	50.5%	24.6%
Total Revenues	$188,470	$168,678	11.7%	10.5%	11.7%
Adjusted EBITDA	**$(236,877)**	**$(224,924)**			
Total Consolidated					
Storage Rental	$2,870,119	$2,754,091	4.2%	2.8%	2.6%
Service	1,621,412	1,393,179	16.4%	14.7%	13.2%
Total Revenues	$4,491,531	$4,147,270	8.3%	6.8%	6.1%
Adjusted EBITDA	**$1,634,699**	**$1,475,721**			
Adjusted EBITDA Margin	*36.4 %*	*35.6 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 11

Consolidated Balance Sheets 12/31/2021 12/31/2020 ASSETS Current Assets: Cash and Cash Equivalents $255,828 $205,063 Accounts Receivable, Net 961,419 859,344 Prepaid Expenses and Other 224,020 205,380 Total Current Assets $1,441,267 $1,269,787 Property, Plant and Equipment: Property, Plant and Equipment $8,647,303 $8,246,337 Less: Accumulated Depreciation (3,979,159) (3,743,894) Property, Plant and Equipment, Net $4,668,144 $4,502,443 Other Assets, Net: Goodwill $4,463,531 $4,557,609 Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles 1,181,043 1,326,977 Operating Lease Right-of-Use Assets 2,314,422 2,196,502 Other 381,624 295,949 Total Other Assets, Net $8,340,620 $8,377,037 Total Assets $14,450,031 $14,149,267 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $309,428 $193,759 Accounts Payable 369,145 359,863 Accrued Expenses and Other Current Liabilities 1,032,537 1,146,288 Deferred Revenue 307,470 295,785 Total Current Liabilities $2,018,580 $1,995,695 Long-term Debt, Net of Current Portion 8,962,513 8,509,555 Long-term Operating Lease Liabilities, Net of Current Portion 2,171,472 2,044,598 Other Long-term Liabilities 144,053 204,508 Deferred Income Taxes 223,934 198,377 Redeemable Noncontrolling Interests 72,411 59,805 Total Long-term Liabilities $11,574,383 $11,016,843 Total Liabilities $13,592,963 $13,012,538 Equity Total Equity $857,068 $1,136,729 Total Liabilities and Equity $14,450,031 $14,149,267 Section V - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2021 Supplemental Financial Information 12

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Revenues:					
Storage Rental	$725,177	$718,614	0.9 %	$697,294	4.0 %
Service	434,410	411,534	5.6 %	362,359	19.9 %
Total Revenues	**$1,159,587**	**$1,130,148**	**2.6 %**	**$1,059,653**	**9.4 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$479,078	$481,663	(0.5)%	$449,224	6.6 %
Selling, General and Administrative	262,461	241,596	8.6 %	236,438	11.0 %
Depreciation and Amortization	173,277	174,818	(0.9)%	168,383	2.9 %
Acquisition and Integration Costs	9,349	1,138	721.7 %	—	—
Restructuring Charges	76,740	50,432	52.2 %	65,681	16.8 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(37,720)	(935)	3,934.2 %	(285,366)	(86.8)%
Total Operating Expenses	**$963,185**	**$948,712**	**1.5 %**	**$634,359**	**51.8 %**
Operating Income (Loss)	**$196,402**	**$181,436**	**8.2 %**	**$425,294**	**(53.8)%**
Interest Expense, Net	104,510	103,809	0.7 %	105,127	(0.6)%
Other Expense (Income), Net	7,214	(18,501)	(139.0)%	77,108	(90.6)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$84,678**	**$96,128**	**(11.9)%**	**$243,060**	**(65.2)%**
Provision (Benefit) for Income Taxes	23,217	28,017	(17.1)%	(3,695)	(728.3)%
Net Income (Loss)	**$61,461**	**$68,111**	**(9.8)%**	**$246,755**	**(75.1)%**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(187)	428	(143.7)%	(656)	(71.5)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$61,648**	**$67,683**	**(8.9)%**	**$247,411**	**(75.1)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.21	$0.23	(8.7)%	$0.86	(75.6)%
Diluted	$0.21	$0.23	(8.7)%	$0.86	(75.6)%
Weighted Average Common Shares Outstanding - Basic	290,064	289,762	0.1 %	288,419	0.6 %
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	0.1 %	289,161	0.9 %

investors.ironmountain.com Q4 2021 Supplemental Financial Information 13

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Full Year Consolidated Statement of Operations

	Full Year 2021	Full Year 2020	% Change
Revenues:			
Storage Rental	$2,870,119	$2,754,091	4.2 %
Service	1,621,412	1,393,179	16.4 %
Total Revenues	**$4,491,531**	**$4,147,270**	**8.3 %**
Operating Expenses:			
Cost of Sales (excluding Depreciation and Amortization) (1)	$1,887,229	$1,757,342	7.4 %
Selling, General and Administrative (2)	1,022,559	949,215	7.7 %
Depreciation and Amortization	680,422	652,069	4.3 %
Acquisition and Integration Costs	12,764	—	—
Restructuring Charges	206,426	194,396	6.2 %
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(172,041)	(363,537)	(52.7)%
Total Operating Expenses	**$3,637,359**	**$3,212,485**	**13.2 %**
Operating Income (Loss)	**$854,172**	**$934,785**	**(8.6)%**
Interest Expense, Net	417,961	418,535	(0.1)%
Other (Income) Expense, Net	(192,804)	143,545	(234.3)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$629,015**	**$372,705**	**68.8 %**
Provision (Benefit) for Income Taxes	176,290	29,609	495.4 %
Net Income (Loss)	**$452,725**	**$343,096**	**32.0 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,506	403	521.8 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$450,219**	**$342,693**	**31.4 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:			
Basic	$1.56	$1.19	31.1 %
Diluted	$1.55	$1.19	30.3 %
Weighted Average Common Shares Outstanding - Basic	289,457	288,183	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,975	288,643	0.8 %

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in Full Year 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in Full Year 2020.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 14

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Net Income (Loss)	**$61,461**	**$68,111**	**(9.8)%**	**$246,755**	**(75.1)%**
Add / (Deduct):					
Interest Expense, Net	104,510	103,809	0.7 %	105,127	(0.6)%
Provision (Benefit) for Income Taxes	23,217	28,017	(17.1)%	(3,695)	(728.3)%
Depreciation and Amortization	173,277	174,818	(0.9)%	168,383	2.9 %
Acquisition and Integration Costs	9,349	1,138	721.7 %	—	—
Restructuring Charges	76,740	50,432	52.2 %	65,681	16.8 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(37,720)	(935)	3,934.2 %	(285,366)	(86.8)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	3,255	(21,517)	(115.1)%	74,212	(95.6)%
Stock-Based Compensation Expense	15,088	12,644	19.3 %	2,216	580.9 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,557	1,252	24.4 %	175	789.3 %
Adjusted EBITDA	**$430,734**	**$417,769**	**3.1 %**	**$374,247**	**15.1 %**

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Full Year 2021	Full Year 2020	% Change
Net Income (Loss)	**$452,725**	**$343,096**	**32.0 %**
Add / (Deduct):			
Interest Expense, Net	417,961	418,535	(0.1)%
Provision (Benefit) for Income Taxes	176,290	29,609	495.4 %
Depreciation and Amortization	680,422	652,069	4.3 %
Acquisition and Integration Costs	12,764	—	—
Restructuring Charges	206,426	194,396	6.2 %
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(172,041)	(363,537)	(52.7)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(205,746)	133,611	(254.0)%
Stock-Based Compensation Expense	61,001	34,272	78.0 %
COVID-19 Costs (1)	—	9,285	(100.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	4,897	1,385	253.6 %
Adjusted EBITDA	**$1,634,699**	**$1,475,721**	**10.8 %**

(1) Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to recur once the pandemic ends ("COVID-19 Costs"). These costs include the purchase of personal protective equipment for our employees and incremental cleaning costs of our facilities, among other direct costs.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 15

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.21**	**$0.23**	**(9.0)%**	**$0.86**	**(75.4)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	—	—	—	—
Restructuring Charges	0.26	0.17	52.0 %	0.23	14.3 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.13)	—	—	(0.99)	(86.9)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.01	(0.07)	(115.2)%	0.26	(95.7)%
Stock-Based Compensation Expense	0.05	0.04	19.2 %	0.01	417.0 %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	0.02	(167.3)%	(0.06)	(79.5)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.43**	**$0.40**	**8.0 %**	**$0.29**	**47.3 %**

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2021	Full Year 2020	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.55**	**$1.19**	**30.3 %**
Add / (Deduct):			
Acquisition and Integration Costs	0.04	—	—
Restructuring Charges	0.71	0.67	6.0 %
Intangible Impairments	—	0.08	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.59)	(1.26)	(53.2)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.71)	0.46	(254.3)%
Stock-Based Compensation Expense	0.21	0.12	75.0 %
COVID-19 Costs	—	0.03	(100.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.28	(0.11)	(354.5)%
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.51**	**$1.19**	**26.9 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters and years ended December 31, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters and years ended December 31, 2021 and 2020 was 17.7% and 15.1%, respectively, and quarter and year to date September 30, 2021 was 16.5%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 16

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Net Income	**$61,461**	**$68,111**	**(9.8)%**	**$246,755**	**(75.1)%**
Add / (Deduct):					
Real Estate Depreciation (1)	77,423	79,463	(2.6)%	74,618	3.8 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(36,859)	748	(5,029.5)%	(288,248)	(87.2)%
Data Center Lease-Based Intangible Asset Amortization (2)	10,910	10,458	4.3 %	10,464	4.3 %
FFO (Nareit)	**$112,935**	**$158,780**	**(28.9)%**	**$43,589**	**159.1 %**
Add / (Deduct):					
Acquisition and Integration Costs	9,349	1,138	721.7 %	—	—
Restructuring Charges	76,740	50,432	52.2 %	65,681	16.8 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(861)	(1,668)	(48.4)%	2,881	(130.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	3,255	(21,517)	(115.1)%	74,212	(95.6)%
Stock-Based Compensation Expense	15,088	12,644	19.3 %	2,216	580.9 %
Real Estate Financing Lease Depreciation	3,844	3,740	2.8 %	3,706	3.7 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(3,586)	5,304	(167.6)%	(18,795)	(80.9)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(8)	(17)	(53.0)%	(7)	14.3 %
FFO (Normalized)	**$216,757**	**$208,836**	**3.8 %**	**$173,483**	**24.9 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.39	$0.55	(28.4)%	$0.15	160.0 %
FFO (Normalized)	$0.74	$0.72	2.8 %	$0.60	23.3 %
Weighted Average Common Shares Outstanding - Basic	290,064	289,762	0.1 %	288,419	0.6 %
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	0.1 %	289,161	0.9 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com
Q4 2021 Supplemental Financial Information
17

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
FFO (Normalized)	**$216,757**	**$208,836**	**3.8 %**	**$173,483**	**24.9 %**
Add / (Deduct):					
Non-Real Estate Depreciation	36,535	37,128	(1.6)%	34,461	6.0 %
Amortization Expense (1)	36,181	36,361	(0.5)%	38,114	(5.1)%
Amortization of Deferred Financing Costs	4,078	4,027	1.3 %	4,226	(3.5)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,274	2,251	1.0 %	2,267	0.3 %
Non-Cash Rent Expense (Income)	2,165	3,722	(41.8)%	1,896	14.2 %
Reconciliation to Normalized Cash Taxes	13,009	8,133	60.0 %	(938)	(1,486.9)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,747	1,021	71.2 %	830	1,131.1 %
Less:					
Recurring Capital Expenditures	45,714	37,995	20.3 %	63,567	(28.1)%
AFFO	**$267,032**	**$263,484**	**1.3 %**	**$190,771**	**40.0 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.92**	**$0.90**	**1.2 %**	**$0.66**	**38.7 %**
Weighted Average Common Shares Outstanding - Basic	290,064	289,762	0.1 %	288,419	0.6 %
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	0.1 %	289,161	0.9 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $8.4M, $7.7M, and $7.0M in Q4 2021, Q3 2021, and Q4 2020, respectively.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO

	Full Year 2021	Full Year 2020	% Change
Net Income	**$452,725**	**$343,096**	**32.0 %**
Add / (Deduct):			
Real Estate Depreciation (1)	307,717	298,943	2.9 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(142,892)	(365,709)	(60.9)%
Data Center Lease-Based Intangible Asset Amortization (2)	42,333	42,637	(0.7)%
FFO (Nareit)	**$659,883**	**$318,967**	**106.9 %**
Add / (Deduct):			
Acquisition and Integration Costs	12,764	—	—
Restructuring Charges	206,426	194,396	6.2 %
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(3,751)	2,523	(248.7)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(205,746)	133,611	(254.0)%
Stock-Based Compensation Expense	61,001	34,272	78.0 %
COVID-19 Costs	—	9,285	(100.0)%
Real Estate Financing Lease Depreciation	14,635	13,801	6.0 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	56,822	(31,825)	(278.5)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(38)	(38)	—
FFO (Normalized)	**$801,996**	**$697,992**	**14.9 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$2.27	$1.11	104.5 %
FFO (Normalized)	$2.76	$2.42	14.0 %
Weighted Average Common Shares Outstanding - Basic	289,457	288,183	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,975	288,643	0.8 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 19

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Full Year 2021	Full Year 2020	% Change
FFO (Normalized)	**$801,996**	**$697,992**	**14.9 %**
Add / (Deduct):			
Non-Real Estate Depreciation	142,720	134,819	5.9 %
Amortization Expense (1)	142,278	137,817	3.2 %
Amortization of Deferred Financing Costs	16,548	17,376	(4.8)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	8,852	9,878	(10.4)%
Non-Cash Rent Expense (Income)	15,256	10,172	50.0 %
Reconciliation to Normalized Cash Taxes	27,801	21,508	29.3 %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,649	1,064	336.9 %
Less:			
Recurring Capital Expenditures	148,201	143,092	3.6 %
AFFO	**$1,011,899**	**$887,534**	**14.0 %**

Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	$3.48	$3.07	13.4 %
Weighted Average Common Shares Outstanding - Basic	289,457	288,183	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,975	288,643	0.8 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $30.8M and $24.1M in 2021 and 2020, respectively.

investors.ironmountain.com Q4 2021 Supplemental Financial Information 20

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$725,177**	**$718,614**	**0.9 %**	**$697,294**	**4.0 %**
Plus: Terminations/Permanent Withdrawal Fees	7,763	5,612	38.3 %	5,739	35.3 %
Total Revenue from Adjusted Storage Rental Activities	**$732,940**	**$724,225**	**1.2 %**	**$703,033**	**4.3 %**
Less: Storage Rental Expenses					
Storage Rent	103,695	104,513	(0.8)%	93,300	11.1 %
Other Facility Costs	88,549	87,613	1.1 %	91,733	(3.5)%
Storage Rental Labor	5,787	7,120	(18.7)%	6,966	(16.9)%
Other Storage Rental Expenses	10,481	8,206	27.7 %	11,151	(6.0)%
Storage Rental Cost of Sales	**$208,512**	**$207,452**	**0.5 %**	**$203,150**	**2.6 %**
Storage Rental Gross Profit	**$524,429**	**$516,773**	**1.5 %**	**$499,884**	**4.9 %**
Storage Rental Gross Margin	*71.6 %*	*71.4 %*	*20 bps*	*71.1 %*	*50 bps*
Storage Rental Allocated Overhead	35,685	35,026	1.9 %	40,697	(12.3)%
Total Storage Rental Adjusted EBITDA	**$488,743**	**$481,747**	**1.5 %**	**$459,186**	**6.4 %**
Storage Rent	103,695	104,513	(0.8)%	93,300	11.1 %
Storage Rental Net Operating Income	**$592,438**	**$586,260**	**1.1 %**	**$552,486**	**7.2 %**
Service Business Detail					
Total Service Revenue	**$434,410**	**$411,534**	**5.6 %**	**$362,359**	**19.9 %**
Less: Terminations/Permanent Withdrawal Fees	7,763	5,612	38.3 %	5,739	35.3 %
Total Revenue from Adjusted Service Activities	**$426,647**	**$405,922**	**5.1 %**	**$356,620**	**19.6 %**
Less: Service Expenses					
Service Rent	2,713	2,838	(4.4)%	3,088	(12.1)%
Other Facility Costs	7,352	7,508	(2.1)%	6,376	15.3 %
Service Labor	185,065	183,165	1.0 %	178,677	3.6 %
Other Service Expenses	75,437	80,699	(6.5)%	57,932	30.2 %
Service Cost of Sales	**$270,567**	**$274,211**	**(1.3)%**	**$246,072**	**10.0 %**
Service Gross Profit	**$156,080**	**$131,712**	**18.5 %**	**$110,548**	**41.2 %**
Service Gross Margin	*36.6 %*	*32.4 %*	*420 bps*	*31.0 %*	*560 bps*
Service Allocated Overhead	23,669	23,900	(1.0)%	25,012	(5.4)%
Total Service Adjusted EBITDA	**$132,411**	**$107,812**	**22.8 %**	**$85,534**	**54.8 %**

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IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Full Year Storage Rental And Service Business Detail

	Full Year 2021	Full Year 2020	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	$2,870,119	$2,754,091	4.2 %
Plus: Terminations/Permanent Withdrawal Fees	27,253	21,000	29.8 %
Total Revenue from Adjusted Storage Rental Activities	**$2,897,372**	**$2,775,091**	**4.4 %**
Less: Storage Rental Expenses			
Storage Rent	$405,223	$362,639	11.7 %
Other Facility Costs	350,823	331,736	5.8 %
Storage Rental Labor	27,719	25,140	10.3 %
Other Storage Rental Expenses	41,417	40,342	2.7 %
Storage Rental Cost of Sales	**$825,182**	**$759,857**	**8.6 %**
Storage Rental Gross Profit	**$2,072,190**	**$2,015,234**	**2.8 %**
Storage Rental Gross Margin	*71.5 %*	*72.6 %*	*(110 bps)*
Storage Rental Allocated Overhead	147,909	158,858	(6.9)%
Total Storage Rental Adjusted EBITDA	**$1,924,265**	**$1,856,377**	**3.7 %**
Storage Rent	405,223	362,639	11.7 %
Storage Rental Net Operating Income	**$2,329,504**	**$2,219,016**	**5.0 %**
Service Business Detail			
Total Service Revenue	**$1,621,412**	**$1,393,179**	**16.4 %**
Less: Terminations/Permanent Withdrawal Fees	27,253	21,000	29.8 %
Total Revenue from Adjusted Service Activities	**$1,594,159**	**$1,372,179**	**16.2 %**
Less: Service Expenses			
Service Rent	$11,605	$12,410	(6.5)%
Other Facility Costs	28,111	24,894	12.9 %
Service Labor	741,897	712,898	4.1 %
Other Service Expenses	280,434	239,635	17.0 %
Service Cost of Sales	**$1,062,047**	**$989,837**	**7.3 %**
Service Gross Profit	**$532,112**	**$382,342**	**39.2 %**
Service Gross Margin	*33.4 %*	*27.9 %*	*550 bps*
Service Allocated Overhead	96,121	93,576	2.7 %
Total Service Adjusted EBITDA	**$435,991**	**$288,766**	**51.0 %**

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Q4 2021 Supplemental Financial Information
22

IRON MOUNTAIN
Section VII - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 9/30/2021 (3)	273	25,465	1,191	69,486	1,464	94,951
Additions & Expansions	—	—	20	988	20	988
Dispositions & Move Outs	(10)	(583)	(27)	(727)	(37)	(1,310)
Total as of 12/31/2021 (4)	**263**	**24,883**	**1,184**	**69,746**	**1,447**	**94,629**
Total %	***18.2 %***	***26.3 %***	***81.8 %***	***73.7 %***		

Top Five Markets Owned, United States (in Sq. Ft.)

Northern New Jersey	1,947
Chicago	1,282
Boston	1,258
Dallas	966
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)

Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (5) (% of total square feet subject to lease)


5.7%
4.1%
4.0%
5.3%
2.8%
2.3%
3.4%
5.3%
4.7%
62.4%
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.3 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 20 leased building additions and expansions, 8 were sale leasebacks.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 11 owned data center facilities and 5 leased data center facilities with 2.7M Sq.Ft. and 0.6M Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

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Q4 2021 Supplemental Financial Information
23

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2022	556	15.1	8.4%	47,646	14.7%
2023	350	22.7	12.6%	63,540	19.6%
2024	237	12.9	7.2%	32,704	10.1%
2025	77	20.0	11.1%	43,748	13.5%
2026	63	20.0	11.1%	33,746	10.4%
2027	10	3.2	1.8%	6,429	2.0%
2028	13	37.7	20.9%	47,216	14.6%
Thereafter	14	48.5	26.9%	48,715	15.1%
Total	**1,320**	**180.1**	**100.0%**	**$323,744**	**100.0%**
WALE:	4.0 years				

Data Center Leasing Activity Summary

	Q4 2021				Full Year 2021			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	30	$2,543	27,199	$93	168	$5,166	48,833	$106
Commenced leases	26	2,053	23,404	88	154	3,571	32,456	110
Renewed leases	80	873	3,559	245	403	3,798	14,781	257
Churn	0.8%				8.9%			
Cash Mark to Market	0.5%				(0.2)%			
GAAP Mark to Market	2.8%				2.4%			

LON-2 Data Center Rendering (London, UK)



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Q4 2021 Supplemental Financial Information
24

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	77.6%	—	—	14.2	77.6%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	22.0	100.0%	—	—	22.0	100.0%
AZS-1	5.7	48.3%	—	—	5.7	48.3%
Total Phoenix	**68.7**	**95.7%**	**—**	**—**	**68.7**	**95.7%**
Denver						
DEN-1	11.3	57.3%	—	—	11.3	57.3%
New Jersey						
NJE-1	15.1	100.0%	1.2	8.3%	16.3	93.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	4.0	100.0%	6.0	71.9%	10.0	83.1%
Amsterdam						
AMS-1	12.7	83.5%	1.1	40.9%	13.8	80.1%
London						
LON-1	9.1	92.8%	—	—	9.1	92.8%
Frankfurt						
FRA-1	9.0	100.0%	—	—	9.0	100.0%
FRA-2	2.4	100.0%	—	—	2.4	100.0%
Singapore						
SIN-1	6.9	100.0%	—	—	6.9	100.0%
India						
Web Werks JV	1.5	40.1%	0.8	—	2.3	26.3%
Total Data Center Properties	**167.3**	**91.2%**	**9.1**	**53.5%**	**176.4**	**89.3%**

Total Potential Capacity - Megawatts

	Q4 2021	Q4 2020
Leasable	176.4	129.8
Under Construction	55.1	49.9
Held for Development	372.2	196.4
Total Data Center Portfolio	**603.6**	**376.1**

investors.ironmountain.com Q4 2021 Supplemental Financial Information 25

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q4 2021 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$0.5	$6.1	$45.0	Q1 2023	Q1 2024	4.6
Phoenix									
AZP-2 Phase 5	7.0	1.0	14.3%	$13.5	$32.5	$100.0	Q4 2022	Q1 2023	19.0
Northern Virginia									
VA-2 Phase 3	12.0	12.0	100.0%	$6.8	$6.8	$72.5	Q2 2022	Q2 2022	14.0
Frankfurt									
FRA-2 Phase 1	2.2	1.4	62.9%	$4.2	$4.2	$9.6	Q1 2022	Q3 2022	6.0
India (2)									
Web Werks	0.7	—	—	—	—	—			1.6
All Other Facilities									23.6
Total Expansion	**26.9**	**14.4**	**53.5%**	**$25.1**	**$49.6**	**$227.1**			**68.8**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt (1)									
FRA-1 Phase 2	9.0	9.0	100.0%	—	—	—	Q4 2022	Q2 2024	—
FRA-1 Phase 3	9.0	9.0	100.0%	—	—	—	Q4 2022	Q4 2026	—
London									
LON-2 Phase 1	9.0	—	—	$9.4	$17.5	$70.7	Q1 2023	Q1 2024	18.0
Northern Virginia									
VA Future Phases	—	—	—	—	—	—			222.0
India (2)									
Web Werks JV	1.2	—	—	—	—	—			16.8
Total New Development	**28.2**	**18**	**63.8%**	**$9.4**	**$17.5**	**$70.7**			**303.4**
Total Development	**55.1**	**32.4**	**58.8%**	**$34.4**	**$67.1**	**$297.8**			**372.2**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(2) Represents an unconsolidated joint venture in India; operating three facilities in three markets.

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Q4 2021 Supplemental Financial Information
26

IRON MOUNTAIN
Section IX - Capitalization and Debt Maturity Profile

Capitalization

Senior Credit Facility	
Capacity	$1,953,125
Outstanding	$203,125
Letters of Credit	$3,039
Remaining Capacity	$1,746,961
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (LIBOR)	1.75 %
Weighted Average Interest Rate	1.85 %
Maturity Date	6/3/2023
Net Lease-Adjusted Leverage Ratio	5.3x

Total Market Capitalization as of 12/31/2021	
# of Shares Outstanding	289,757
Share Price as of 12/31/21	$52.33
Total Market Capitalization	$15,162,987
Net Debt (1)	$9,108,623
Total Enterprise Value	$24,271,610
Net Debt to Total Enterprise Value	37.5 %
Adjusted EBITDA to Interest Expense	3.9x
Credit Facility Fixed Charge Coverage Ratio	2.4x
Total Enterprise Value to Adjusted EBITDA (2)	14.8x

Fixed vs. Floating Rate Debt


10%
90%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/10/2021	12/13/2021

Total Debt Weighted Average Rates	
Weighted Average Interest	4.8 %
Weighted Average Maturity	7.1 Years
USD denominated	82.8 %

Debt Maturity Profile ($ in Millions) (3)


$261
$396
$32
$547
$696
$1,000
$1,325
$1,000
$1,300
$1,100
$1,350
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $309.4M plus long-term debt net of current portion of $8,962.5M plus deferred financing costs of $92.5M less cash and cash equivalents of $255.8M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

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Q4 2021 Supplemental Financial Information
27

Section X - Capital Expenditures and Acquisitions

Quarterly Capital Expenditures

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Growth:					
Data Center	$99,604	$72,651	37.1 %	$64,799	53.7 %
Real Estate	51,883	21,033	146.7 %	21,336	143.2 %
Innovation and Other	21,633	6,302	243.3 %	13,137	64.7 %
Total Growth Capital Expenditures	**$173,120**	**$99,986**	**73.1 %**	**$99,273**	**74.4 %**
Recurring:					
Real Estate	$23,634	$13,587	73.9 %	$22,765	3.8 %
Non-Real Estate	15,669	20,497	(23.6)%	32,925	(52.4)%
Data Center	6,411	3,913	63.9 %	7,876	(18.6)%
Total Recurring Capital Expenditures	**$45,714**	**$37,995**	**20.3 %**	**$63,567**	**(28.1)%**
Total Growth and Recurring Capital Expenditures	**$218,834**	**$137,981**	**58.6 %**	**$162,840**	**34.4 %**
Net Change in Prepaid and Accrued Capital Expenditures	(26,728)	(14,591)	83.2 %	(33,739)	(20.8)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$192,106**	**$123,390**	**55.7 %**	**$129,101**	**48.8 %**

Full Year Capital Expenditures

	Full Year 2021	Full Year 2020	% Change
Growth:			
Data Center	$308,701	$216,491	42.6 %
Real Estate	112,441	67,217	67.3 %
Innovation and Other	37,078	18,810	97.1 %
Total Growth Capital Expenditures	**$458,220**	**$302,518**	**51.5 %**
Recurring:			
Real Estate	$67,032	$51,009	31.4 %
Non-Real Estate	67,822	76,124	(10.9)%
Data Center	13,347	15,959	(16.4)%
Total Recurring Capital Expenditures	**$148,201**	**$143,092**	**3.6 %**
Total Growth and Recurring Capital Expenditures	**$606,421**	**$445,610**	**36.1 %**
Net Change in Prepaid and Accrued Capital Expenditures	4,661	(7,347)	(163.4)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$611,082**	**$438,263**	**39.4 %**


TTM Recurring Capex as a % of Revenue (excl. Data Center)
3.3%
3.5%
3.7%
3.7%
3.2%
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021


TTM Data Center Recurring CapEx as a % of Data Center Revenue
5.7%
5.5%
5.0%
4.8%
4.1%
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

investors.ironmountain.com
Q4 2021 Supplemental Financial Information
28

Quarterly Business Acquisitions Q4 2021 Q3 2021 Q/Q % Change Q4 2020 Y/Y % Change Business Acquisitions Business Acquisitions — $174,199 (100.0) % — — Change in Business Acquisition Accruals and Cash Acquired 246 (6,170) (104.0) % — — Total Cash Paid for Acquisitions, Net of Cash Acquired $246 $168,029 (99.9) % — — Full Year Business Acquisitions Full Year 2021 Full Year 2020 % Change Business Acquisitions Business Acquisitions $224,192 $118,496 89.2 % Change in Business Acquisition Accruals and Cash Acquired (20,194) 85 (23,857.4) % Total Cash Paid for Acquisitions, Net of Cash Acquired $203,998 $118,581 72.0 % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q4 2021 Supplemental Financial Information 29

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Quarterly Customer Acquisitions

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Customer Acquisitions					
Acquisition of Customer Relationships	—	$2,747	(100.0)%	—	—
Customer Inducements	2,254	1,330	69.5 %	2,375	(5.1)%
Contract Fulfillment Costs	14,825	14,676	1.0 %	29,315	(49.4)%
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$17,079**	**$18,753**	**(8.9)%**	**$31,690**	**(46.1)%**
Change in Customer Acquisition Accruals	1,092	(1,588)	(168.7)%	817	33.6 %
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$18,171**	**$17,165**	**5.9 %**	**$32,507**	**(44.1)%**

Full Year Customer Acquisitions

	Full Year 2021	Full Year 2020	% Change
Customer Acquisitions			
Acquisition of Customer Relationships	$4,800	$1,734	176.8 %
Customer Inducements	7,402	10,644	(30.5)%
Contract Fulfillment Costs	58,524	60,020	(2.5)%
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$70,726**	**$72,398**	**(2.3)%**
Change in Customer Acquisition Accruals	1,092	2,612	(58.2)%
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$71,818**	**$75,010**	**(4.3)%**

investors.ironmountain.com Q4 2021 Supplemental Financial Information 30

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Acquisition and Integration Costs: Acquisition and Integration Costs represent operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, facility upgrade and system integration costs (collectively, "Acquisition and Integration Costs"). Acquisition and Integration Costs do not include costs associated with the formation of joint ventures or costs associated with the acquisition of customer relationships. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; and (vii) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10-Q/10-K. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO: AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: AFFO divided by weighted-average fully-diluted shares outstanding Funds From Operations, or FFO (Nareit), and FFO (Normalized): Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs; (viii) Real estate financing lease depreciation; and (ix) Tax impact of reconciling items and discrete tax items. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2021 Supplemental Financial Information 31

FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Service Adjusted EBITDA: Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Storage Adjusted EBITDA: Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: Provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 63 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, primarily in the United States and Canada, (iv) Secure Shredding, which includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, we are able to offer secure shredding services to our customers throughout the United States, Canada and South Africa, (v) Secure IT Asset Disposition ("Secure ITAD"), a component of asset life cycle management, provides secure disposition of obsolete IT assets with: industry leading secure logistics and chain of custody practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. Our service focuses on protecting and eradicating customer data while maintaining strong, audible, and transparent chain of custody practices. We are able to offer this service in over 30 countries, and (vi) on-demand, valet storage for consumers (“Consumer Storage”) across 31 markets in North America through a strategic partnership that utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Our Global Data Center Business footprint spans nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and seven international markets: Amsterdam, London, Singapore and, through unconsolidated joint ventures, Frankfurt, Mumbai, Pune and Noida. Corporate and Other Business: Consists primarily of Adjacent Businesses and other corporate items. Adjacent Businesses is comprised of (i) entertainment and media which helps industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., and the United Kingdom (“Entertainment Services”) and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe (“Fine Arts”). Our Corporate and Other Business segment also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2021 Supplemental Financial Information 32

Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. Components of Overhead: Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Constant Currency: Adjusts results for normalized FX impacts in prior period. COVID-19 Costs: Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to reoccur once the pandemic ends ("COVID-19 Costs"). These costs include the purchase of personal protective equipment for our employees and incremental cleaning costs of our facilities, among other direct costs. Bond Fixed Charge Coverage Ratio: Calculated as TTM Adjusted EBITDA divided by scheduled amortization, interest expense related to outstanding debt. Customer Inducements: Represents Free Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leasable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: Calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth: Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges: Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft.: Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI: Section XI - Appendix and Definitions investors.ironmountain.com Q4 2021 Supplemental Financial Information 33

Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. Section XI - Appendix and Definitions investors.ironmountain.com Q4 2021 Supplemental Financial Information 34